Exhibit 1.2

                                                                  EXECUTION COPY


                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

                                  $667,148,619*
                     (*by initial notional principal amount)

               Mortgage Pass-Through Certificates, Series 1999-C1,

                     CLASS X CERTIFICATE PURCHASE AGREEMENT


                                                        as of February 2, 1999

GMAC Commercial Mortgage Corporation
650 Dresher Road
Horsham, Pennsylvania 19044-8015


Ladies and Gentlemen:

     GMAC Commercial  Mortgage  Securities,  Inc., a Delaware  corporation  (the
"Company"), proposes to sell to GMAC Commercial Mortgage Corporation (the "Purchaser" or "GMACCM") a portion of the Class X of Mortgage Pass-Through Certificates, Series 1999-C1, having an initial aggregate notional principal amount (a "Class Notional Amount") of $667,148,619 and an initial pass-through rate of 0.690% (the "Purchased Certificate"). The Class X, Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates (the "Publicly Offered Certificates"), together with the Class F, Class G, Class H, Class J and Class K Certificates issued therewith, will evidence the entire interest in the Trust Fund (as defined in the Pooling and Servicing Agreement referred to below) consisting primarily of a pool (the "Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") as described in the Prospectus Supplement (as hereinafter defined) to be sold by the Company.

     The Purchased Certificate will be issued under a pooling and servicing agreement (the "Pooling and Servicing Agreement") to be dated as of February 1, 1999 among the Company, as depositor, GMAC Commercial Mortgage Corporation ("GMACCM"), as master servicer (in such capacity, the "Master Servicer") and special servicer (in such capacity, the "Special Servicer"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The Purchased Certificate is described in the Basic Prospectus and the Prospectus Supplement (each as hereinafter defined) which the Company has furnished to the Purchaser.

     Certain of the Mortgage Loans (the "GMACCM Mortgage Loans") will be acquired by the Company from GMACCM pursuant to a mortgage loan purchase agreement, dated as of February 2, 1999 (the "GMACCM Mortgage Loan Purchase Agreement"), between the Company and GMACCM. Certain of the Mortgage Loans (the "ML Trust Mortgage Loans") will be acquired by the Company from LaSalle National Bank as Trustee for Restructured Asset Certificates With Enhanced Returns, Series 1998-ML Trust ("ML Trust") pursuant to a mortgage loan purchase agreement, dated as of February 2, 1999 (the "ML Trust Mortgage Loan Purchase Agreement"), between the Company and ML Trust. Certain of the Mortgage Loans (the "GACC Mortgage Loans") will be acquired by the Company from German American Capital Corporation ("GACC") pursuant to a mortgage loan purchase agreement, dated as of February 2, 1999 (the "GACC Mortgage Loan Purchase Agreement"), between the Company and GACC (the GACC Mortgage Loans, together with the GMACCM Mortgage Loans and the ML Trust Mortgage Loans, the "Mortgage Loans"). GMACCM, ML Trust and GACC together constitute the "Mortgage Loan Sellers." The "Cut-off Date" with respect to each Mortgage Loan shall be the due date for such Mortgage Loan in February 1999.

1.   Representations, Warranties and Covenants.

     1.1 The Company represents and warrants to, and agrees with the Purchaser that:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-64963) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Pass-Through Certificates (issuable in series), including the Publicly Offered Certificates, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to the Purchaser. The Company proposes to file with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the "1933 Act Regulations") a supplement dated February 2, 1999 (the "Prospectus Supplement"), to the prospectus dated November 5, 1998 (the "Basic Prospectus"), relating to the Publicly Offered Certificates and the method of distribution thereof. Such registration statement (No. 333-64963) including exhibits thereto and any information incorporated therein by reference, as amended at the date hereof, is hereinafter called the "Registration Statement;" the Basic Prospectus and the Prospectus Supplement and any information incorporated therein by reference (including, without limitation, and only for purposes of clarification, any information filed with the Commission pursuant to a Current Report on Form 8-K), together with any amendment thereof or supplement thereto authorized by the Company on or prior to the Closing Date for use in connection with the offering of the Publicly Offered Certificates, are hereinafter called the "Prospectus" and any diskette attached to the Prospectus is hereinafter called the "Diskette." Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 424, or prior to the effective date of the Registration Statement pursuant to Rule 402(a), or 424(a) is hereinafter called a "Preliminary Prospectus Supplement;" and any diskette attached to the Preliminary Prospectus Supplement is hereinafter referred to as the "Preliminary Diskette." As used herein, "Pool Information" means the compilation of information and data regarding the Mortgage Loans covered by the Agreed Upon Procedures Letter dated February 2, 1999 and rendered by Deloitte & Touche, L.L.P. (a "hard copy" of which Pool Information was initialed on behalf of each Mortgage Loan Seller and the Company).

          (b) The Registration Statement has become effective, and the Registration Statement as of its effective date (the "Effective Date"), and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Act and the 1933 Act Regulations; and the Registration Statement, as


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

     of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus and any Diskette, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading

          (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to conduct its business as presently conducted by it.

          (d) This Agreement has been duly authorized, executed and delivered by the Company.

          (e) As of the Closing Date (as defined herein), the Purchased Certificate will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties of the Company in the Pooling and Servicing Agreement will be true and correct in all material respects.

     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the Purchased Certificate with a Class Notional Amount of $667,164,136 at a price of 4.498540. There will be added to the purchase prices of the Purchased Certificate an amount equal to interest accrued thereon from the Cut-off Date to but not including the Closing Date.

     3. Delivery and Payment. Delivery of and payment for the Purchased Certificate shall be made at the office of Orrick, Herrington & Sutcliffe LLP at 10:00 a.m., New York City time, on February 9, 1999 or such later date as the Purchaser shall designate, which date and time may be postponed by agreement between the Purchaser and the Company (such date and time of delivery and payment for the Purchased Certificate being herein called the "Closing Date"). Delivery of the Purchased Certificate (also referred to herein as the "DTC Registered Certificates") shall be made to the account of the Purchaser through DTC.

     4. Agreements. The Company agrees with the Purchaser that:

          4.1 Before amending or supplementing the Registration Statement or the Prospectus with respect to the Publicly Offered Certificates, the Company will furnish the Purchaser with a copy of each such proposed amendment or supplement.

          4.2 The Company will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

          4.3 If, during the period after the first date of the public offering of the Publicly Offered Certificates in which a prospectus relating to the Publicly Offered Certificates is

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

     required to be delivered under the Act, any event occurs as a result of which it is necessary to amend or supplement the Prospectus, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the 1933 Act Regulations, the Company promptly will prepare and furnish, at its own expense, to the Purchaser, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

          4.4 The Company will furnish to the Purchaser, without charge, a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Act, as many copies of the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto as the Purchaser may reasonably request.

          4.5 The Company agrees, so long as the Publicly Offered Certificates shall be outstanding, to deliver to the Purchaser the annual statement as to compliance delivered to the Trustee pursuant to Section 3.13 of the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section
     3.14 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Company.

          4.6 If, during the period after the Closing Date in which a prospectus relating to the Purchased Certificate is required to be delivered under the Act, the Company receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Purchased Certificate is in effect, the Company will advise the Purchaser of the issuance of such stop order.

     5. Conditions to the Obligations of the Purchaser. The Purchaser's obligation to purchase the Purchased Certificate shall be subject to the following conditions:

          5.1 No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission; and the Prospectus Supplement shall have been filed or transmitted for filing, by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Act.

          5.2 Since January 1, 1999, there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company or GMACCM as Master Servicer.

          5.3 The Company shall have delivered to the Purchaser a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of the Company to the effect that the signer of such certificate has examined this Agreement, the Prospectus, the Pooling and Servicing Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

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               (a) the  representations  and  warranties  of the Company in this
          Agreement and in the Pooling and Servicing Agreement are true and correct in all material respects; and

               (b) the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

     5.4 [Reserved]

          5.5 The Purchaser shall have received the opinions of Orrick, Herrington & Sutcliffe LLP, special counsel for the Company and GMACCM, dated the Closing Date and substantially to the effect set forth in Exhibit A, the opinion of Maria Corpora-Buck, Esq., general counsel for the Company and GMACCM, dated the Closing Date and substantially to the effect set forth in Exhibit B and the opinion of Severson & Werson, special California counsel for the GMACCM, dated the Closing Date that GMACCM is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, and has the requisite power and authority, corporate or other, to own its properties and conduct its business, as presently conducted by it.

          5.6 The Purchaser shall have received a copy of the letter from Deloitte & Touche, L.L.P., certified public accountants, dated the date hereof and reasonably satisfactory in form and substance to the Purchaser, to the effect that they have performed certain specified procedures, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions "Description of the Mortgage Asset Pool," "Description of the Certificates" and "Yield and Maturity Considerations" agrees with the records of the Company and the Mortgage Loan Sellers excluding any questions of legal interpretation.

          5.7 The Purchased Certificate shall have been rated "AAAr" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and "AAA" by Fitch IBCA, Inc.

          5.8 The Purchaser shall have received, with respect to the Trustee, a favorable opinion of counsel, dated the Closing Date, addressing the valid existence of such party under the laws of the jurisdiction of its organization, the due authorization, execution and delivery of the Pooling and Servicing Agreement by such party and, subject to standard limitations regarding laws affecting creditors' rights and general principles of equity, the enforceability of the Pooling and Servicing Agreement against such party. Such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion may be qualified as an opinion only on the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States.

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

          5.9 The Purchaser shall have received from Orrick, Herrington & Sutcliffe LLP, special counsel to the Company, and from Maria Corpora-Buck, Esq., general counsel to the Company, reliance letters with respect to any opinions delivered to the rating agencies identified in Section 5.5 herein.

          5.10 The Purchaser shall have received from counsel to each Mortgage Loan Seller, the opinions substantially to the effect set forth in Exhibit D-3A and D-3B of the GMACCM Mortgage Loan Purchase Agreement, Exhibit C-3 of the GACC Mortgage Loan Purchase Agreement and Section 8(d) of the ML Trust Mortgage Loan Purchase Agreement.

The Company will furnish the Purchaser with conformed copies of the above opinions, certificates, letters and documents as they reasonably request.

     6. Indemnification and Contribution.

          6.1 The Company agrees to indemnify and hold harmless the Purchaser and each person, if any, who controls such Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Publicly Offered Certificates as originally filed or in any amendment thereof or other filing incorporated by reference therein, or in the Prospectus or incorporated by reference therein (if used within the period set forth in Section 5.2 hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or in the Diskette, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          6.2 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6.1, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless
     (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Purchaser. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the indemnified party in

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     connection therewith, provided that the counsel so designated would have no
     actual  or  potential   conflict  of  interest  in  connection   with  such
     representation.  Unless it shall assume the defense of any  proceeding  the
     indemnifying   party  shall  not  be  liable  for  any  settlement  of  any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

          6.3  The  indemnity  and  contribution  agreements  contained  in this
     Section 7 and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of
     (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Company and its directors or officers or any person controlling the Company and (iii) acceptance of and payment for the Purchased Certificate.

     7. Termination. This Agreement shall be subject to termination by notice given to the Company, if the sale of the Purchased Certificate provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement. If the Purchaser terminates this Agreement in accordance with this Section 7, the Company will reimburse the Purchaser for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Purchaser in connection with the proposed purchase and sale of the Purchased Certificate.

     8. Certain Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Purchaser or the officers of any of the Company and the Purchaser set forth in or made pursuant to this Agreement, will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser or made by or on behalf of the Company or any of its respective officers, directors or controlling persons, and will survive delivery of and payment for the Purchased Certificate.

     9. Notices. All communications hereunder will be in writing and effective only on receipt, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 650 Dresher Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, Attention: Structured Finance Manager with a copy to the General Counsel, GMAC Commercial Mortgage Corporation; or, if sent to the Purchaser, will be mailed, delivered or telegraphed and confirmed to it at 650 Dresher Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, Attention:
Structured Finance Manager with a copy to the General Counsel, GMAC Commercial Mortgage Corporation.

     10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling


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

     persons referred to in Section 6 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

     11. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.


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


     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Purchaser.

                                      Very truly yours,

                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

                                      By:   /s/ David Lazarus
                                            ------------------------------------
                                        Name:   David Lazarus
                                        Title:  Vice President



The  foregoing  Agreement is hereby
confirmed and accepted as of the date
first above written.

GMAC COMMERCIAL MORTGAGE CORPORATION

By:   /s/ David Lazarus
      ------------------------------
Name:     David Lazarus
Title:    Vice President

                                    EXHIBIT A

                   Form of Orrick, Herrington & Sutcliffe LLP

                                 To be provided

                                    EXHIBIT B

                [GMAC Commercial Mortgage Corporation Letterhead]

                                                              February __, 1999

To:  Persons Listed on Annex A hereto

               GMAC Commercial Mortgage Securities, Inc.,
               Mortgage Pass-Through Certificates, Series 1999-C1

Ladies and Gentlemen:

     I am General Counsel to GMAC Commercial Mortgage Securities, Inc. (the "Company") and GMAC Commercial Mortgage Corporation ("GMACCM"). In that capacity, I am familiar with the issuance of certain Mortgage Pass-Through Certificates, Series 1999-C1 (the "Certificates"), evidencing undivided interests in a trust fund (the "Trust Fund") consisting primarily of certain mortgage loans (the "Mortgage Loans"), pursuant to a Pooling and Servicing Agreement, dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), among the Company as depositor, GMACCM as master servicer and special servicer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee").

     Certain of the Mortgage Loans (the "GMACCM Mortgage Loans") were purchased by the Company from GMACCM pursuant to, and for the consideration described in, the Mortgage Loan Purchase Agreement, dated as of February 2, 1999 (the "Mortgage Loan Purchase Agreement"), between GMACCM and the Company. Certain of the Mortgage Loans (the "GACC Mortgage Loans") were purchased by the Company from German American Capital Corporation ("GACC") pursuant to the Mortgage Loan Purchase Agreement, dated as of February 2, 1999 (the "GACC Mortgage Loan Purchase Agreement"), between GACC and the Company. Certain of the Mortgage Loans (the "ML Trust Mortgage Loans") were purchased by the Company from LaSalle National Bank as Trustee for Restructured Asset Certificates With Enhanced
Returns, Series 1998-ML Trust ("ML Trust") pursuant to the Mortgage Loan Purchase Agreement, dated as of February 2, 1999 (the "ML Trust Mortgage Loan Purchase Agreement"), between ML Trust and the Company.

     The Company sold a portion of the Class X Certificates and all of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates to Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Donaldson, Lufkin & Jenrette Securities Corporation as the underwriters (the "Underwriters") named in the Underwriting Agreement, dated as of February 2, 1999 (the "Underwriting Agreement"), among the Company, GMACCM and the Underwriters. The Company sold the remaining portion of the Class X Certificates to GMACCM pursuant to the Class X Certificate Purchase Agreement, dated as of February 2, 1999 (the "Class X Certificate Purchase Agreement"), between the Company and GMACCM, and all of the Class F, Class G, Class H, Class J and Class K Certificates to GMACCM as initial purchaser (in such capacity, an "Initial Purchaser") pursuant to the Certificate Purchase Agreement, dated as of February 2, 1999 (the "Certificate Purchase Agreement"), between the Company and GMACCM. The Company sold the Class R-I, Class R-II and Class R-III Certificates to Goldman, Sachs & Co. as initial purchaser (in such capacity, an Initial Purchaser"). The Certificate Purchase
Agreement,   the

Underwriting Agreement, the Class X Certificate Purchase Agreement, the GMACCM Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement, the ML Trust Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement are collectively referred to as the "Agreements". Capitalized terms not defined herein have the meanings set forth in the Agreements.

     In connection with rendering this opinion letter, I have examined the Agreements and such other records and other documents as I have deemed necessary. I have further assumed that there is not and will not be any other agreement that materially supplements or otherwise modifies the agreements expressed in the Agreements. As to matters of fact, I have examined and relied upon representations of parties contained in the Agreements and, where I have deemed appropriate, representations and certifications of officers of the Company, GMACCM, the Trustee, other transaction participants or public officials. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures other than officers of the Company and GMACCM, the legal capacity of natural persons other than officers of the Company and GMACCM and the conformity to the originals of all documents submitted to me as copies. I have assumed that all parties, except for the Company and GMACCM, had the corporate power and authority to enter into and perform all obligations thereunder. As to such parties, I also have assumed the due authorization by all requisite corporate action, the due execution and delivery and the enforceability of such documents. I have further assumed the conformity of the Mortgage Loans and related documents to the requirements of the Agreements.

     In rendering this opinion letter, I do not express any opinion concerning any law other than the law of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware and the federal law of the United
States, and I do not express any opinion concerning the application of the "doing business" laws or the securities laws of any jurisdiction other than the federal securities laws of the United States. To the extent that any of the matters upon which I am opining herein are governed by laws ("Other Laws") other than the laws identified in the preceding sentence, I have assumed with your permission and without independent verification or investigation as to the reasonableness of such assumption, that such Other Laws and judicial interpretation thereof do not vary in any respect material to this opinion from the corresponding laws of the Commonwealth of Pennsylvania and judicial interpretations thereof. I do not express any opinion on any issue not expressly addressed below.

     Based upon the foregoing, I am of the opinion that:

     1. The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the requisite power and authority, corporate or other, to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Agreements. GMACCM has the requisite power and authority, corporate or other, to enter into and perform its obligations under the Agreements. Each of the Agreements has been duly and validly authorized, executed and delivered by the Company and GMACCM and, upon due authorization, execution and delivery by the other parties thereto, will constitute the valid, legal and binding agreements of GMACCM and the Company, enforceable against GMACCM and the Company in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors,

(ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of the Agreements which purport to provide indemnification with respect to securities law violations. No consent, approval, authorization or order of the Commonwealth of Pennsylvania, State of Delaware, State of California or federal court or governmental agency or body is required for the consummation by GMACCM or the Company of the transactions contemplated by the terms of the Agreements, except for those consents, approvals, authorizations or orders which previously have been obtained. Neither the sale, issuance and delivery of the Certificates as provided in the Agreements nor the consummation of any other of the transactions contemplated by, or the fulfillment by the Company or GMACCM of any other of the terms of, the Agreements, will result in a breach of any term or provision of the charter or bylaws of GMACCM or the Company or any Commonwealth of Pennsylvania, State of Delaware, or federal statute or regulation or conflict with, result in a breach, violation or acceleration of or constitute a default under the terms of any indenture or other material agreement or instrument to which GMACCM or the Company is a party or by which it is bound or any order or regulation of any Commonwealth of Pennsylvania or federal court, regulatory body, administrative agency or governmental body having jurisdiction over GMACCM or the Company. This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person or entity, except Orrick, Herrington & Sutcliffe LLP, is entitled to rely hereon without my prior written consent. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document without my prior written consent.

                                                     Very truly yours,



                                                     Maria Corpora-Buck
                                                     General Counsel

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




                                     Annex A

GMAC Commercial Mortgage Securities, Inc.
GMAC Commercial Mortgage Corporation
Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Norwest Bank Minnesota, National Association
Fitch IBCA, Inc.
Standard & Poor's Ratings Services